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                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES OF
                                 THE REGISTRANT

         Name of Subsidiary             Jurisdiction of Incorporation        Name under Which Subsidiary
                                                                                  Conducts Business
      Shanda Holdings Limited               British Virgin Islands             Shanda Holdings Limited
            Bothtec Inc.                            Japan                            Bothtec Inc.
          Shanda Zona LLC                       Delaware, USA                      Shanda Zona LLC
        Shanda Zona Limited                 British Virgin Islands               Shanda Zona Limited
   Shengqu Information Technology         People's Republic of China             [Chinese characters]
        (Shanghai) Co., Ltd.